Exhibit 99.1
STONE ENERGY CORPORATION
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Stone Energy Corporation (“Stone”) had the merger with Bois d’Arc Energy, Inc. (“Bois d’Arc”) and related transactions, including borrowings under the amended and restated credit facility, occurred as of June 30, 2008 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2007 (with respect to statements of operations information). The pro forma financial statements are prepared using the purchase method of accounting for business combinations. The purchase method of accounting requires Stone to record the assets and liabilities of Bois d’Arc at their fair values.
     The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Stone included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and the historical consolidated financial statements and the related notes of Bois d’Arc included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not indicate the results of operations or financial position of Stone had the companies actually been combined on the dates noted above, and do not project the results of operations or financial position of Stone for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2008
(In thousands of dollars)

		Bois d’Arc	Pro Forma
	Stone	Historical	Adjustments		Pro Forma
	Historical	(1)	(Note 4)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$568,117	$25,374	($512,929	) (a)	$80,562
Accounts receivable	192,314	56,618	(147	) (a)	248,785
Fair value of hedging contracts	272	—	—		272
Deferred tax asset	52,188	—	—		52,188
Other current assets	1,044	1,102	—		2,146

Total current assets	813,935	83,094	(513,076)		383,953
Oil and gas properties — United States — full cost method of accounting:
Proved, net of accumulated depletion	1,001,271	893,620	578,695	(a)	2,473,586
Unevaluated	204,985	26,421	398,694	(a)	630,100
Oil and gas properties — China — full cost method of accounting:
Unevaluated, net of accumulated depletion	20,659	—	—		20,659
Building and land, net	5,620	—	—		5,620
Fixed assets, net	5,097	2,631	(2,362	) (a)	5,366
Other assets, net	24,530	574	(458	) (a)	24,646
Goodwill	—	—	337,879	(a)	337,879

Total assets	$2,076,097	$1,006,340	$799,372		$3,881,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$18,000	($18,000	) (a)	$—
Accounts payable to vendors	143,296	36,793	—		180,089
Undistributed oil and gas proceeds	42,530	15,051	215	(a)	57,796
Fair value of hedging contracts	118,922	—	—		118,922
Asset retirement obligations	31,349	—	—		31,349
Current income taxes payable	10,500	3,891	(4,595	) (a)	9,796
Other current liabilities	6,146	1,154	—		7,300

Total current liabilities	352,743	74,889	(22,380)		405,252
Long-term debt	400,000	—	425,000	(a)	825,000
Deferred taxes	110,461	198,034	335,836	(a)	644,331
Asset retirement obligations	200,249	46,112	26,252	(a)	272,613
Fair value of hedging contracts	34,602	—	—		34,602
Other long-term liabilities	8,129	4,082	—		12,211

Total liabilities	1,106,184	323,117	764,708		2,194,009

Common stock	283	665	113	(a)	396
			(665	) (a)
Treasury stock	(860)	—	—		(860)
Additional paid-in capital	541,515	507,371	717,774	(a)	1,259,289
			(507,371	) (a)
Retained earnings	527,297	175,187	(175,187	) (a)	527,297
Accumulated other comprehensive loss	(98,322)	—	—		(98,322)

Total stockholders’ equity	969,913	683,223	34,664		1,687,800

Total liabilities and stockholders’ equity	$2,076,097	$1,006,340	$799,372		$3,881,809

(1)	Amounts presented herein are consistent with those presented in the Bois d’Arc Quarterly Report on Form 10-Q as of June 30, 2008; however, certain amounts have been reclassified to conform with Stone’s presentation. The Bois d’Arc historical balances are presented using the successful efforts method of accounting.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2008
(In thousands, except per share amounts)

		Bois d’Arc	Pro Forma
	Stone	Historical	Adjustments		Pro Forma
	Historical	(1)	(Note 4)		Combined
Operating revenue:
Oil production	$279,276	$105,065	$—		$384,341
Gas production	186,919	156,191	—		343,110

Total operating revenue	466,195	261,256	—		727,451

Operating expenses:
Lease operating expenses	65,153	33,989	—		99,142
Production taxes	4,903	1,690	—		6,593
Depreciation, depletion and amortization	134,218	54,526	73,115	(b)	261,859
Write-down of oil and gas properties	10,100	—	—		10,100
Exploration expense	—	40,302	(40,302	) (d)	—
Accretion expense	8,221	1,379	—		9,600
Salaries, general and administrative expenses	21,534	6,597	—		28,131
Incentive compensation expense	1,900	1,245	—		3,145
Derivative expenses, net	3,612	—	—		3,612

Total operating expenses	249,641	139,728	32,813		422,182

Income (loss) from operations	216,554	121,528	(32,813)		305,269

Other (income) expenses:
Interest expense	7,492	2,298	1,516	(e)	11,306
Interest income	(8,346)	(158)	—		(8,504)
Other income, net	(2,354)	(250)	—		(2,604)

Total other (income) expenses, net	(3,208)	1,890	1,516		198

Income (loss) before taxes	219,762	119,638	(34,329)		305,071

Income tax provision:
Current	46,978	24,187	—		71,165
Deferred	27,731	17,534	(12,015	) (f)	33,250

Total income taxes	74,709	41,721	(12,015)		104,415

Net income (loss)	$145,053	$77,917	($22,314)		$200,656

Basic earnings per share	$5.19				$5.11
Diluted earnings per share	5.13				5.07
Average shares outstanding	27,948		11,302	(g)	39,250
Average shares outstanding assuming dilution	28,260		11,302	(g)	39,562

(1)	Amounts presented herein are consistent with those presented in the Bois d’Arc Quarterly Report on Form 10-Q for the quarter ended June 30, 2008; however, certain amounts have been reclassified to conform with Stone’s presentation. The Bois d’Arc historical results are presented using the successful efforts method of accounting.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(In thousands, except per share amounts)

		Bois d’Arc	Pro Forma
	Stone	Historical	Adjustments		Pro Forma
	Historical	(1)	(Note 4)		Combined
Operating revenue:
Oil production	$424,205	$123,895	$—		$548,100
Gas production	329,047	231,565	—		560,612

Total operating revenue	753,252	355,460	—		1,108,712

Operating expenses:
Lease operating expenses	149,702	56,346	—		206,048
Production taxes	9,945	2,495	—		12,440
Depreciation, depletion and amortization	302,739	112,197	162,369	(b)	577,305
Write-down of oil and gas properties	8,164	344	(344	) (c)	8,164
Exploration expense	—	36,040	(36,040	) (d)	—
Accretion expense	17,620	3,088	—		20,708
Salaries, general and administrative expenses	33,584	12,179	—		45,763
Incentive compensation expense	5,117	2,690	—		7,807
Derivative expenses, net	666	—	—		666

Total operating expenses	527,537	225,379	125,985		878,901

Gain on Rocky Mountain Region properties divestiture	59,825	—	—		59,825

Income (loss) from operations	285,540	130,081	(125,985)		289,636

Other (income) expenses:
Interest expense	32,068	9,033	3,029	(e)	44,130
Interest income	(12,135)	(512)	—		(12,647)
Other income, net	(5,657)	(541)	—		(6,198)
Early extinguishment of debt	844	—	—		844

Total other (income) expenses, net	15,120	7,980	3,029		26,129

Income (loss) before taxes	270,420	122,101	(129,014)		263,507

Income tax provision (benefit):
Current	95,579	13,717	—		109,296
Deferred	(6,595)	29,714	(45,155	) (f)	(22,036)

Total income taxes	88,984	43,431	(45,155)		87,260

Net income (loss)	$181,436	$78,670	($83,859)		$176,247

Basic earnings per share	$6.57				$4.53
Diluted earnings per share	$6.54				$4.52
Average shares outstanding	27,612		11,302	(g)	38,914
Average shares outstanding assuming dilution	27,723		11,302	(g)	39,025

(1)	Amounts presented herein are consistent with those presented in the Bois d’Arc Annual Report on Form 10-K for the year ended December 31, 2007; however, certain amounts have been reclassified to conform with Stone’s presentation. The Bois d’Arc historical results are presented using the successful efforts method of accounting.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
     The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Stone Energy Corporation (“Stone”) had the merger with Bois d’Arc Energy, Inc. (“Bois d’Arc”) and related transactions, including borrowings under the amended and restated credit facility, occurred as of June 30, 2008 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2007 (with respect to statements of operations information). The transactions for which these pro forma financial statements are presented are explained in more detail in the following footnotes.
Note 2 — Background of Merger
     On April 30, 2008, Stone announced that it had entered into a definitive merger agreement pursuant to which Bois d’Arc would merge with and into Stone Energy Offshore, L.L.C. (“Stone Offshore”), with Stone Offshore surviving the merger as a wholly owned subsidiary of Stone. At that time, Bois d’Arc was an independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico. The board of directors of Stone and Bois d’Arc each unanimously approved the transaction. Stone management and its board of directors continued in their current positions with Stone following the completion of the merger. The merger closed on August 28, 2008.
     In the merger, each issued and outstanding share of Bois d’Arc common stock was converted into (i) 0.165 shares of common stock of Stone, and (ii) $13.65 per share in cash, without interest. Pursuant to the merger agreement, Stone paid total merger consideration of approximately $935 million in cash and issued approximately 11.3 million shares of its common stock valued at $63.52 per share, resulting in total merger consideration of approximately $1.7 billion. The source of funds for the cash component of the merger consideration included approximately $510 million of cash on hand and borrowings of $425 million under Stone’s amended and restated credit facility.
Note 3 — Method of Accounting for the Merger
     Stone accounted for the Bois d’Arc merger using the purchase method of accounting for business combinations. Stone is deemed to be the acquirer of Bois d’Arc for purposes of accounting for the merger. The purchase method of accounting requires Stone to record the assets and liabilities of Bois d’Arc at their fair values.
     The purchase price of Bois d’Arc’s net assets acquired in the merger was based on the total value of the cash consideration and the Stone common stock issued to Bois d’Arc stockholders. For accounting purposes, the per share value of the Stone common stock issued is $63.52, which represents the average closing price of Stone’s common stock for the two days prior to through the two days after the announcement date of April 30, 2008.

Note 4 — Combined Pro Forma Adjustments
     The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments:
     (a) To record the acquisition of Bois d’Arc in accordance with the terms of the merger agreement, including estimated direct merger costs. The allocation of the purchase price is preliminary and is subject to change.
     The following table represents the allocation of the total purchase price of Bois d’Arc to the acquired assets and liabilities of Bois d’Arc. The allocation represents the fair values assigned to each of the assets acquired and liabilities assumed. The purchase price allocation is preliminary, subject to finalized fair value appraisals and completed evaluations of proved and unevaluated oil and gas properties, deferred income taxes, contractual arrangements and legal and environmental matters. These and other estimates are subject to change as additional information becomes available and is assessed by Stone.

(In thousands)
Fair value of Bois d’Arc’s net assets:
Net working capital	$30,438
Proved oil and gas properties	1,472,315
Unevaluated oil and gas properties	425,115
Fixed and other assets .	385
Goodwill	337,879
Deferred tax liability	(533,870)
Dismantlement reserve	(4,082)
Asset retirement obligations	(72,364)

Total fair value of net assets	$1,655,816

     The following table represents the breakdown of the consideration paid for Bois d’Arc’s net assets.

(In thousands)
Consideration paid for Bois d’Arc’s net assets:
Cash consideration paid	$935,425
Stone common stock issued	717,887

Aggregate purchase consideration issued to Bois d’Arc stockholders	1,653,312
Plus: Estimated direct merger costs *	2,504

Total purchase price	$1,655,816

*	Estimated direct merger costs include legal and accounting fees, printing fees, investment banking expenses and other merger-related costs.
     (b) To adjust depreciation, depletion and amortization expense for the additional basis allocated to proved oil and gas properties acquired and accounted for using the full cost method of accounting as if both companies had been combined as of January 1, 2007.
     (c) To reverse the write-down of oil and gas properties recorded by Bois d’Arc under the successful efforts method of accounting. Stone follows the full cost method of accounting under which cost centers are represented by entire countries, while under successful efforts, cost centers are represented by fields, or some reasonable aggregation of fields with common production facilities or geological structural features.
     (d) To reverse the expensing of exploration costs recorded by Bois d’Arc under the successful efforts method of accounting. Under the successful efforts method of accounting, exploratory costs associated with unsuccessful exploratory wells are expensed, while under full cost accounting, such costs are capitalized. Assuming the companies had been combined as of January 1, 2007, under full cost accounting, no expensing of exploratory costs would have been required.
     (e) To record interest expense (including amortization of deferred financing costs related to the merger) associated with $425 million of borrowings under our new credit facility to fund the acquisition (see Note 6), net of capitalized interest associated with the unevaluated costs from the acquired Bois d’Arc properties.
     (f) To reflect the income tax effects of the pro forma adjustments at an estimated effective tax rate of 35%.
     (g) To adjust Stone’s weighted average basic and diluted common shares outstanding during the six months ended June 30, 2008 and the year ended December 31, 2007 based on 11.3 million shares of Stone common stock issued, as described in Note 2 above.

Note 5 — Goodwill
     The allocation of the purchase price includes $337.9 million of asset valuation attributable to goodwill. Goodwill has been determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and represents the amount by which the total purchase price exceeds the aggregate fair values of assets acquired and liabilities assumed in the merger, other than goodwill. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill is tested for impairment on at least an annual basis. If goodwill becomes impaired, its carrying value is reduced to fair value through an impairment provision that is recorded as a charge to earnings in the period in which the impairment is measured.
Note 6 — Merger Financing
     The merger was financed with approximately $510 million of cash on hand and borrowings of $425 million under an amended and restated credit facility. On August 28, 2008, Stone entered into an amended and restated revolving credit facility totaling $700 million through a syndicate of banks led by Bank of America, N.A. and Banc of America Securities LLC. The credit facility matures on July 1, 2011. The facility is required to be guaranteed by all of the material direct and indirect subsidiaries of Stone. As of August 28, 2008, the facility is guaranteed by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”).
     Stone’s availability under the credit facility will be governed by a borrowing base which is currently set at $700 million. The determination of the future borrowing base will be made by the lenders taking into consideration the estimated value of the oil and gas properties of Stone and its direct and indirect material subsidiaries in accordance with the lenders’ customary practices for oil and gas loans. This process involves reviewing estimated proved reserves and their valuation of such properties. The borrowing base is redetermined semi-annually each May 1 and November 1 and the available borrowing amount could be increased or decreased as a result of such redeterminations. In addition, the borrowing base may be redetermined up to two additional times in any calendar year if requested by lenders holding 66 2/3% of the outstanding loans and commitments under the credit facility, and may be redetermined up to two additional times in any calendar year if requested by Stone. Finally, the borrowing base may be redetermined from time to time upon the occurrence of a material adverse change as defined in the credit facility.
     Stone and Stone Offshore are required to mortgage, and grant a security interest in, their oil and gas reserves representing at least 80% of the discounted present value of the future net income of Stone, Stone Offshore and their material subsidiaries oil and gas reserves reviewed in determining the borrowing base.
     At Stone’s option, loans under the credit facility will bear interest at a rate based on the adjusted London Interbank Offering Rate plus an applicable margin, or a rate based on the prime rate or Federal funds rate plus an applicable margin. The credit facility provides for optional and mandatory prepayments, affirmative and negative covenants, and interest coverage ratio and leverage ratio maintenance covenants.

Note 7 — Supplementary Pro Forma Information for Oil and Gas Producing Activities
     The following supplementary pro forma information for oil and gas producing activities is presented pursuant to the disclosure requirements of SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.”
Pro Forma Costs Incurred in Oil and Gas Exploration and Development Activities
     The following costs were incurred in oil and gas acquisition, exploration, and development activities of Stone, Bois d’Arc and on a pro forma combined basis for the year ended December 31, 2007:

				Pro Forma
	Stone	Bois d’Arc		Combined
	(In thousands)
Acquisition costs, net of sales of unevaluated properties	$18,730	$8,913		$27,643
Development costs	154,507	102,661		257,168
Exploratory costs	10,966	96,219	(1)	107,185

Subtotal	184,203	207,793		391,996
Capitalized salaries, general and administrative costs and interest, net of fees and reimbursements	36,178	—		36,178

Total costs incurred	$220,381	$207,793		$428,174

(1)	Includes $36,040 of expensed exploratory costs.
Pro Forma Reserve Quantity Information
     The following table sets forth the change in estimated net reserve quantities of oil and natural gas and total proved reserves, all of which are located onshore and offshore the continental United States, of Stone, Bois d’Arc and on a pro forma combined basis for the year ended December 31, 2007:

	Stone			Bois d’Arc (a)			Pro Forma Combined
			Oil and			Oil and			Oil and
		Natural	Natural		Natural	Natural			Natural
	Oil	Gas	Gas	Oil	Gas	Gas	Oil	Natural Gas	Gas
	(MBbls)	(MMcf)	(MMcfe)	(MBbls)	(MMcf)	(MMcfe)	(MBbls)	(MMcf)	(MMcfe)
Total estimated proved reserves:
Balance at January 1, 2007	41,360	342,782	590,942	20,425	221,463	344,013	61,785	564,245	934,955
Revisions of previous estimates	4,584	27,183	54,688	(1,405)	25,266	16,836	3,179	52,449	71,524
Extensions, discoveries and other additions	1,635	20,765	30,573	1,485	29,587	38,497	3,120	50,352	69,070
Sales of reserves in place	(9,905)	(132,559)	(191,988)	—	—	—	(9,905)	(132,559)	(191,988)
Improved recovery	—	—	—	5,798	6,004	40,792	5,798	6,004	40,792
Production	(6,088)	(45,088)	(81,617)	(1,671)	(32,186)	(42,212)	(7,759)	(77,274)	(123,829)

Balance at December 31, 2007	31,586	213,083	402,598	24,632	250,134	397,926	56,218	463,217	800,524

Estimated proved developed reserves at December 31, 2007	25,172	171,815	322,846	17,390	189,249	293,589	42,562	361,064	616,435

Pro Forma Standardized Measure of Discounted Future Net Cash Flows
     The following tables set forth the standardized measure of discounted future net cash flows relating to estimated proved oil and natural gas reserves, all of which are located onshore and offshore the continental United States, of Stone, Bois d’Arc and on a pro forma combined basis as of December 31, 2007 as well as changes therein for the year then ended for Stone, Bois d’Arc and on a pro forma combined basis:

			Pro Forma
	Stone	Bois d’Arc (a)	Combined
	(in thousands)
Future cash inflows	$4,538,017	$4,146,589	$8,684,606
Future production costs	(915,166)	(591,581)	(1,506,747)
Future development costs	(842,040)	(340,846)	(1,182,886)
Future income taxes	(734,139)	(596,511)	(1,330,650)

Future net cash flows	2,046,672	2,617,651	4,664,323
10% annual discount	(525,083)	(836,362)	(1,361,445)

Standardized measure of discounted future net cash flows	$1,521,589	$1,781,289	$3,302,878

			Pro Forma
	Stone	Bois d’Arc (a)	Combined
	(in thousands)
Standardized measure of discounted future net cash flows relating to proved oil and gas reserves, at beginning of year	$1,248,830	$1,081,011	$2,329,841
Changes resulting from:
Sales and transfers of oil and gas produced, net of production costs	(593,605)	(296,619)	(890,224)
Changes in price, net of future production costs	857,529	563,281	1,420,810
Extensions, discoveries, and improved recovery net of future production and development costs	114,729	476,080	590,809
Changes in estimated future development costs, net of development costs incurred during the period	(25,223)	(12,911)	(38,134)
Revisions of quantity estimates	363,783	102,373	466,156
Accretion of discount	142,605	131,712	274,317
Net change in income taxes	(338,336)	(179,150)	(517,486)
Sales of reserves in-place	(202,648)	—	(202,648)
Changes in production rates due to timing and other	(46,075)	(84,488)	(130,563)

Net increase in standardized measure	272,759	700,278	973,037

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves , at end of year	$1,521,589	$1,781,289	$3,302,878

(a)	The reserve information disclosed is based on estimates by Bois d’Arc’s independent petroleum consultants at December 31, 2007. Stone and its independent petroleum consultants have not completed a comprehensive review of the Bois d’Arc reserves. Stone’s preliminary review of Bois d’Arc’s estimated proved reserves indicated estimated oil and natural gas reserve volumes of 335,000 MMcfe at December 31, 2007.

Stone and its independent petroleum consultants will undertake a comprehensive review of Bois d’Arc’s reserves at December 31, 2008. Reserve engineering is a complex and subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Upon completion of such a review, it is likely that the Stone estimate of Bois d’Arc’s reserves will be different, and those differences could be significant.